EXHIBIT 99.1

ConnectOne Bancorp, Inc. to Host 2019 Second Quarter Results Conference Call on July 25, 2019

ENGLEWOOD CLIFFS, N.J., July 11, 2019 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced that it plans to release results for the second quarter ended June 30, 2019 before the market opens on Thursday, July 25, 2019.  Management will also host a conference call and audio webcast at 10:00 a.m. ET on July 25, 2019 to review the Company's financial performance and operating results.

Chairman and Chief Executive Officer Frank Sorrentino III and Chief Financial Officer William S. Burns will host the call. The conference call dial-in number is 323-794-2590, access code 4930630. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, July 25, 2019 and ending on Thursday, August 1, 2019 by dialing 719-457-0820, access code 4930630. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.
ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its 29 banking offices located in New York and New Jersey. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.ConnectOneBank.com.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Thomas Walter, MWWPR
202.600.4532;  twalter@mww.com